UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 12, 2008

Date of Report (date of earliest event reported)

Cubic Corporation

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	1-8931 (Commission File No.)	95-1678055 (I.R.S. Employer Identification No.)

9333 Balboa Avenue San Diego, California (Address of principal executive offices)		92123 (Zip Code)

Registrant’s telephone number, including area code: (858) 277-6780

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01 Other Events.

On November 12, 2008 the Company’s wholly-owned subsidiary Cubic Transportation Systems, Ltd (UK) (“CTSL”) entered into a Future Ticketing Agreement (“FTA”) with Transport Trading Limited (“TTL”) for the continuation (including amendment of certain terms) of its former ticketing services contract (PRESTIGE/Oyster), through 2013.  The former English court injunction against TTL has been dissolved by agreement.

This matter was previously reported in our Form 8-k filing of August 11, 2008.

The FTA becomes operational at the end of the current services contract arrangement in August 2010 and continues through 2013.

Under the FTA, CTSL becomes the prime contractor with TTL for the provision of ticketing services for Transport for London, which includes the London Underground, London Buses, Docklands Light Railway, Croydon Tram Link and London Overground.

The execution of the FTA allows Cubic to restore its transit-related backlog by £170 million (US $255 million) with effect at November 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 14, 2008	CUBIC CORPORATION

		By:	/s/ William L. Hoese
		Name:	William L. Hoese
		Title:	General Counsel